[Letterhead of PSE&G appears here]

                                                                   EXHIBIT 10.56

                                October 10, 1986

Mr. Robert C. McNair
President
Cogen Technologies NJ, Inc.
Managing Venturer
Cogen Technologies NJ Venture
14614 Falling Creek Drive
Suite 212
Houston, Texas 77068

Re:  AGREEMENT FOR GAS SERVICE
     UNDER RATE SCHEDULE CIG
     COGEN TECHNOLOGIES NJ VENTURE
     BAYONNE, NEW JERSEY

Dear Mr. McNair:

     This Agreement is intended to confirm the understandings and agreement between Cogen Technologies NJ Venture, a New Jersey Joint Venture under New Jersey partnership laws (referred to herein as "Cogen") and Public Service Electric and Gas Company (referred to herein as "PSE&G") relative to the determination of Cogen's obligation to make payment to PSE&G pursuant to Special Provision (c) of PSE&G's Rate Schedule CIG, which is incorporated herein by reference, and other relevant terms and conditions. In certain respects this Agreement supercedes the provisions of Rate Schedule CIG; however, except in those specific instances, gas service to Cogen hereunder shall at all times be subject to and consistent with all applicable terms and conditions of PSE&G's Tariff for Gas Service and Rate Schedule CIG.

     In consideration of the mutual promises and obligations contained herein, the parties to this Agreement agree to the following procedures, terms and conditions:

     1. PSE&G will install the necessary facilities to provide, and will provide, up to a maximum of 3,000 MCF/hr. of gas to your site in Bayonne, New Jersey (the "Site"). No initial payment will be required for this installation, subject, however, to the conditions below. It is presently anticipated that the pipeline and appurtenant facilities required for the provision of gas service hereunder will be ready for initial service to Cogen by April 12, 1988.

     2. As a result of (i) the uncertainties associated with the price of CIG gas, (ii) the projected cost of the high pressure gas main required to be installed in order to provide service, and (iii) the projected gas usage by Cogen during the first twelve (12) months of operation, sixteen
        (16) months after initial usage of gas service an amount equal to the actual cost of the facilities as determined by PSE&G, less 10% of the annual revenue (as defined in paragraph 4 below) resulting from this service, plus interest on this difference, shall be paid to PSE&G by Cogen. Should 10% of the annual revenue equal or exceed the cost of facilities, no payment will be required. This paragraph 2 shall supersede anything in Rate Schedule CIG appearing to the contrary, including, without limitation, Special Provision (c) set forth on First Revised Sheet No. 38 thereof.

     3. A month is defined as a billing period in accordance with Section 8.7 of our Standard Terms and Conditions for Gas Service (copy attached).

     4. The annual revenue referred to in paragraph 2 above shall be the aggregate of the maximum revenues received by PSE&G for any twelve of the first sixteen months after initial usage of service.

     5. The interest referred to in the paragraph 2 above shall be calculated based on the prime rate at Chase Manhattan Bank, N. A., plus 1%. Interest shall accrue from the time that PSE&G begins construction of the required facilities until such time as any required payment is made.

     6. If for any reason this project is unable to commence operation, Cogen shall be responsible for payment in full for the total cost incurred by PSE&G in pursuit of its obligations hereunder for any and all facilities constructed by and/or expenses incurred by PSE&G, or for which any financial obligations or expenses have been incurred. Provided, however, that in the event the project is unable to commence operation, PSE&G shall use reasonable efforts to find some other use for the facilities constructed or for which financial obligations have been incurred, and to the extent PSE&G can use such facilities for another purpose, Cogen's responsibility for the payment of the total cost of such facilities shall be reduced accordingly.

     7. As security for the above obligations, Cogen shall enter into an irrevocable letter(s) of credit in favor of PSE&G on terms and conditions acceptable to PSE&G, which letter(s) of credit shall be executed by a commercial bank authorized to transact business in the State of New Jersey and acceptable to PSE&G. The letter(s) of credit will require the issuer to honor demands for payment made by PSE&G on compliance with the terms and conditions specified in the letter(s) of credit. The letter(s) of credit shall also be used to secure any payment due to PSE&G from Cogen under paragraph 2 above in the event Cogen does not make the payment if required by the terms of paragraph 2.

        Cogen shall establish such letter(s) of credit for and same shall be issued to PSE&G within thirty (30) days of execution of this Agreement. PSE&G shall not be obligated to order any equipment or materials required for construction of the gas facilities until such letter(s) of credit has been issued to it in acceptable form or fails to do so. In the event Cogen fails to establish for and have issued to PSE&G a letter(s) of credit consistent with the above requirements, PSE&G may suspend further performance under this Agreement until such letter(s) of credit is (are) established for and issued to PSE&G.

        The total amount to be secured ultimately by the letter(s) of credit shall be $4.6 million. This Agreement contemplates that the letter(s) of credit shall be provided according to Schedule A of this Agreement which schedule establishes the amounts to be secured and the dates by which the letter(s) shall be provided.

        Before PSE&G can demand payment from the bank providing said letter(s) of credit, it shall send a bill to Cogen for all costs, expenses and other financial obligations incurred relative to the pipeline and appurtenant facilities. If said bill is not paid within 30 days from the date thereof, PSE&G may then at any time demand payment under said letter(s) of credit from bank.

        Once gas service to Cogen commences, the outstanding amount under the letter(s) of credit may be reduced by Cogen over the ensuing 16 month period to reflect the extent to which actual gas revenue has reduced the potential liability of Cogen under this Agreement. Within 30 days following the end of each three billing months commencing with the start of gas service, PSE&G will advise Cogen in writing of the extent to which the total $4.6 million amount or any subsequently reduced amount as secured by the letter(s) of credit may be reduced as a result of actual gas revenue. There will be a final reconciliation within 30 days following the conclusion of the sixteen (16) month period.

        In calculating the amount by which the letter of credit may be reduced at the given intervals, the amount of any reduction will be equal to the current face amount of the letter of credit less the actual cost of the facilities as determined by PSE&G plus 10% of the cumulative revenue received by PSE&G for gas service rendered to Cogen commencing with the start of gas service, except that in any calculation occurring after the twelfth billing month, including the final reconciliation, the "annual revenue" as defined in paragraph 4 of this Agreement shall be used in lieu of the "cumulative revenue" above. In the event the result of this calculation is zero, or a negative amount, no reduction in the amount of the letter of credit will occur.

     8. The making of a payment by Cogen will not give it any interest in the facilities, such ownership being vested exclusively in PSE&G.

     9. Notwithstanding anything herein appearing to the contrary, Cogen reserves the right to notify PSE&G in writing to suspend the performance of the work of PSE&G in installing the gas facilities contemplated hereunder, at any time prior to the completion thereof, for any reason, including, without limitation, the occurrence of am Imminent Suspension Event, Suspension Event or a Matured Suspension Event as such terms are defined in the Construction Loan Agreement between Cogen Technologies NJ Venture and General Electric Power Funding Corporation, relating to financing of the contemplated cogeneration project at Cogen's Bayonne, New Jersey site.

    10. With regard to Cogen's obligations to be a qualifying facility under Rate Schedule CIG, Cogen shall provide PSE&G with a copy of its qualifying facility certification as granted by the Federal Energy Regulatory Commission before service under Rate Schedule CIG is supplied. Cogen is obligated to maintain its QF status. In the event that Cogen makes any modification to its cogeneration facility or to its operation of such facility that differs from the representations contained in Cogen's application for qualifying facility certification, Cogen shall furnish PSE&G, upon request, a recertification order of the Commission, or, in the alternative, at Cogen's discretion, an opinion of counsel that the cogeneration facility still qualifies as a qualifying facility under the Federal Energy Regulatory Commission's rules.

    11. It is acknowledged that Cogen may assign this Agreement to a third party which has provided financing for the project, provided Cogen has requested in writing of PSE&G a consent to such assignment explaining the reasons therefor; however, any such assignment shall be subject to assignee accepting in writing all of the terms and conditions of this Agreement. Such assignment agreement shall be provided to PSE&G for review and approval prior to its effectiveness. Consent by PSE&G shall not be unreasonably withheld.

    12. In the event PSE&G files for and/or proposes any future changes in its Rate Schedule CIG, it shall advise Cogen in writing within fourteen (14) days from the date of such filing.

     My signature below confirms PSE&G's agreement with all the terms and conditions of this Agreement, and your signature at the indicated location will similarly confirm Cogen's agreement with all the terms and conditions contained herein. Accordingly, please sign this agreement and return it to me along with the signed Application for CIG, which is attached.

                                        Very truly yours,

                                        /s/ Louis L. Rizzi
                                        -------------------------------
                                        Louis L. Rizzi
                                        Vice President--Customer and
                                         Marketing Services

Accepted:

/s/ Robert McNair
------------------------------
R. McNair--President
Cogen Technologies NJ, Inc.
Managing Venturer
On behalf of Cogen Technologies NJ Venture

                                  SCHEDULE A

                                            Total Amount of $ To Be
Date Letter(s) of Credit Due            Secured by Letter(s) of Credit
----------------------------            ------------------------------
    November 10, 1986                                   450,000
    February 1, 1987                                    850,000
    April 1, 1987                                     1,350,000
    May 1, 1987                                       2,850,000
    June 1, 1987                                      3,150,000
    July 1, 1987                                      3,500,000
    August 1, 1987                                    4,200,000
    September 1, 1987                                 4,600,000

                      APPLICATION FOR RATE SCHEDULE CIG
                      COGENERATION INTERRUPTIBLE SERVICE

TO PUBLIC SERVICE ELECTRIC AND GAS COMPANY:

                        Cogen Technologies N J Venture

requests Public Service Electric and Gas Company (PSE&G) to supply gas service under Rate Schedule Cogeneration Interruptible Service (CIG) at

                        Foot of E. 22nd Street, Bayonne

for a maximum annual requirement of 176,000,000 therms

and a maximum hourly requirement of 30,000 therms, for the operation of the following equipment:

Four gas turbines, one steam turbine, supplementary firing equipment.

Upon acceptance by PSE&G, it is understood and agreed that:

(1) Customer shall take and pay for the service in accordance with Rate Schedule CIG and the Standard Terms and Conditions referred to therein and in accordance with any changes or modification thereof as provided in Section 14 of the Standard Terms and Conditions for Gas Service.

(2) Customer shall obtain approval from PSE&G before making any changes in the connected equipment served under this provision and a new application will be required.

(3) Rate Schedule CIG will become effective on the date service is provided.

(4) Customer shall provide a 120 volt source of electric for the operation of the gas metering equipment.

(5) Customer shall pay to Public Service $ * as a contribution towards facilities in accordance with the terms of Special Provision (c) Rate Schedule CIG.

(6) Gas supplied in excess of the quantity described in Special Provision (m) shall be billed under Rate Schedule LVG except as specified under Special Provision (e).

(7) Customer shall provide Public Service with their Qualifying Facilities Certification as granted by the Federal Energy Regulatory Commission before service is supplied.

    * See attached letter agreement.

(8) Customer shall file, with Public Service, a monthly report of the kilowatthours produced and volume of other fuels used by the cogeneration facility.

(9) Customer shall install, maintain and make accessible for reading by Public Service such electric meters as necessary for determining the volume of gas applicable to Rate Schedule CIG.

Accepted:

Public Service Electric and             Cogen Technologies
Gas Company                             N J Venture

By  /s/ Louis L. Rizzi                  By  /s/ Robert McNair
  -------------------------------         --------------------------------
  Title: Vice President--Customer         President
         and Marketing Services           Cogen Technologies NJ, Inc.
  Date:  10/10/86                         Managing Venturer